SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 29, 2006

FALCON RIDGE DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-28789	84-1461919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5111 Juan Tabo Boulevard N. E.
Albuquerque, New Mexico 87111
(Address of principal executive offices) (Zip Code)

(505) 856-6043
 Registrant’s telephone number, including area code

Not Applicable
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

TABLE OF CONTENTS

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

ITEMS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 29, 2006, the Registrant's Board of Directors approved a change in the Registrant's fiscal year from December 31 to September 30.  The report covering the transition period will be filed on Form 10-KSB for the short fiscal year ending September 30, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Falcon Ridge Development Inc.
Date: September 29, 2006	By:	/s/ Fred Montano
Fred Montano
President